Exhibit 99.7


                     FIRST AMENDMENT TO MANAGEMENT AGREEMENT

        This FIRST AMENDMENT TO MANAGEMENT AGREEMENT (this "Amendment") made as of the 5th day of December, 2001 between Lexington Acquiport Company, LLC, a
Delaware limited liability company (the "Company"), and Lexington Realty Advisors, Inc., a Delaware corporation (the "Asset Manager"). All capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to them in the Agreement (as defined below).

                              W I T N E S S E T H:
                               -------------------

         WHEREAS, the Company and the Asset Manager entered into the Management Agreement (the "Agreement") dated as of July 14, 1999;

         WHEREAS, the Company and the Asset Manager hereby desire to supplement and amend the Agreement as provided herein; and

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained the parties hereto agree as follows:

                                   ARTICLE I
                        AMENDMENT TO MANAGEMENT AGREEMENT

         Section 11(b) of the Agreement is hereby modified and amended by deleting such section in its entirety and substituting the following therefore:

              "(b) The Company shall pay to the Asset Manager an annual management fee equal to two percent (2%) of Net Rents, payable monthly. Such fee shall be calculated monthly, based on Net Rents received by the Company for such month, and adjusted as provided in this Section 11(b). Within thirty (30) days of the Company's receipt of the annual reports described in Section 4.3 of the Operating Agreement for a fiscal year, the Asset Manager shall provide to the Company a written statement of reconciliation setting forth (a) the Net Rents for such fiscal year and the management fee payable to the Asset Manager in connection therewith, pursuant to this Management Agreement, (b) the management fee already paid by the Company to the Asset Manager during such fiscal year, and (c) either the amount owed to the Asset Manager by the Company (which shall be the excess, if any, of the management fee payable to the Asset Manager for such fiscal year pursuant to this Agreement over the management fee actually paid by the Company to the Asset Manager for such fiscal year) or the amount owed to the Company by the Asset Manager (which shall be the excess, if any, of the management fee actually paid by the Company to the Asset Manager for such fiscal year over the management fee payable to the Asset Manager for such fiscal year pursuant to this Agreement). The Asset Manager or the Company, as the case may be, shall pay to the other the amount owed pursuant to clause (c) above within five (5) Business Days of the receipt by the Advisor and the Fund of the written statement of reconciliation described in this Section 11. In addition, and effective as of December 5, 2001, in those cases in which a tenant of any Property requests that the Company provide property management services at such

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         tenant's  expense,  Asset Manager shall be entitled to an oversight fee for such property management services for the tenant of such Property equal to one half of one percent (0.50%) of the Net Rent from such Property ("Oversight Fee"), which Oversight Fee shall be payable by the tenant of such Property, in accordance with the terms as such tenant and Asset Manager may agree. Concurrently with the reconciliation statement required above, the Asset Manager shall provide to the Advisor and the Fund a written statement setting forth all Oversight Fees paid to the Asset Manager during such fiscal year and the Net Rents relating to such Properties for such fiscal year."

                                   ARTICLE II
                               GENERAL PROVISIONS

         A. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         B. No Additional Amendment. Except as modified by this Amendment, the Agreement and each of the terms and provisions thereof shall remain unchanged and in full force and effect in all respects.

         C. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument; signature and acknowledgment pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature and acknowledgement pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto and delivery to each of the Members of a fully executed original counterpart of this Amendment



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         IN WITNESS WHEREOF, this Amendment is executed effective as of the date first set forth above.


COMPANY                      LEXINGTON ACQUIPORT COMPANY,
                             LLC, a Delaware limited liability company

                             By:  LEXINGTON PROPERTIES CORPORATE
                                  TRUST, a Maryland real estate investment
                                  trust, the managing member


                                  By:  /s/ Patrick Carroll
                                       -------------------------------
                                       Name: Patrick Carroll
                                       Its:  Chief Financial Officer

ASSET MANAGER                LEXINGTON REALTY ADVISORS, INC.


                             By:  ___________________________
                                  Name:
                                  Its:


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